AETHER SYSTEMS, INC.
                           1999 EQUITY INCENTIVE PLAN


PURPOSE             Aether   Systems,   Inc.,   a  Delaware   corporation  (the
                    "Company"), wishes to recruit, reward, and retain employees, outside directors, and other service providers. To further these objectives, the Company hereby sets forth the Aether Systems, Inc. 1999 Equity Incentive Plan (the "Plan"), effective as of October 1, 1999 (the "Effective Date"), to provide options ("Options") to employees, outside directors, and other service providers of the Company and its subsidiaries to purchase shares of the Company's common stock (the "Common Stock").

PARTICIPANTS        All  Employees of the Company and any Eligible  Subsidiaries
                    are eligible for Options under this Plan. Eligible employees become "optionees" when the Administrator grants them an option under this Plan. The Administrator may also grant options to consultants and certain other service providers.
                    The term optionee also includes, where appropriate, a person authorized to exercise an Option in place of the original recipient.

                    Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary.

ADMINISTRATOR       The Administrator will be the Compensation  Committee of the
                    Board of Directors, unless the Board specifies another committee of the Board, but the Board may still act under the Plan as though it were the Compensation Committee.

                    The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the Granting of Options section) to officers or other employees of the Company.


                    The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option. The Administrator may act through meetings of a majority of its members or by unanimous consent.

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                                                            Aether Systems, Inc.
                                                      1999 Equity Incentive Plan
                                                                   Page 1 of 17

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GRANTING OF         Subject to the terms of the Plan, the Administrator will, in
OPTIONS             its sole discretion, determine

                              the persons who receive Options,

                              the terms of such Options,

                              the schedule for exercisability (including any requirements that the optionee or the Company satisfy performance criteria),

                              the time and conditions for expiration of the Option, and

                              the form of payment due upon exercise.

                    The Administrator's determinations under the Plan need not be uniform and need not consider whether possible recipients are similarly situated.

                    Options granted to employees may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or the corresponding provision of any subsequently enacted tax statute, or nonqualified stock options ("NQSOs"), and the Administrator will specify which form of option it is granting. (If the Administrator fails to specify the form, it will be an ISO.) Any options granted to outside directors must be nonqualified stock options.

          Substitutions       The Administrator will grant Options in
                              replacement for any outstanding options with respect to Aether Technologies International,
                              L.L.C. held by persons eligible to receive Options under this Plan. The Administrator may also grant
                              Options in substitution for options or other equity interests held by individuals who become
                              Employees of the Company or of an Eligible
                              Subsidiary as a result of the Company's or Subsidiary's acquiring or merging with the individual's employer or acquiring its assets. In addition, the Administrator may provide for the Plan's assumption of options granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive a grant, including both persons who provided services to any acquired company or business and persons who provided services to the Company or any Subsidiary. If necessary to conform the Options to the interests for which they are substitutes, the Administrator may grant substitute Options under terms and conditions that vary from those the Plan otherwise requires.

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                                                      1999 Equity Incentive Plan
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DATE OF GRANT       The  Date  of  Grant  will  be  the  date  as of  which  the
                    Administrator   grants  an  Option  to  a  participant,   as
                    specified in the Administrator's minutes.

EXERCISE PRICE      The Exercise Price is the value of the consideration that an optionee  must  provide in exchange  for one share of Common
                    Stock. The Administrator will determine the Exercise Price under each Option and may set the Exercise Price without regard to the Exercise Price of any other Options granted at the same or any other time. The Company may use the consideration it receives from the optionee for general corporate purposes.

                    The Exercise Price per share for NQSOs may not be less than 100% of the Fair Market Value of a share on the Date of Grant for grants made after the IPO Effective Date. For ISOs, the Exercise Price per share must be at least 100% of the Fair Market Value (on the Date of Grant) of a share of Common Stock covered by the Option; provided, however, that if the Administrator decides to grant an ISO to someone covered by Code Sections 422(b)(6) and 424(d) (as a more-than-10%-stock-owner), the Exercise Price must be at least 110% of the Fair Market Value.

          FAIR MARKET     Fair Market Value of a share of Common Stock for
          VALUE           purposes of the Plan will be determined as follows:

                              if the Company has no publicly-traded stock, the Administrator will determine the Fair Market Value for purposes of the Plan using any measure of value it determines in good faith to be appropriate; if the Common Stock trades on a national securities exchange, the closing sale price on that date;

                              if the Common Stock does not trade on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                              if no such closing sale price information is available, the average of the closing bid and asked prices that Nasdaq reports for such date; or

                              if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.
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                                                      1999 Equity Incentive Plan
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                              For any date that is not a trading day, the Fair
                              Market Value of a share of Common Stock for such date will be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day. The Administrator can substitute a particular time of day or other measure of "closing sale price" if appropriate because of changes in exchange or market procedures.

                              The Fair Market Value will be treated as equal to the price established in an IPO for any Options granted as of the IPO if they are granted on or before the date on which the IPO's underwriters price the IPO or granted on the following day before trading opens in the Common Stock.

                              The Administrator has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Options are conditioned on the optionees' agreement that the Administrator's determination is conclusive and binding even though others might make a different and also reasonable determination.

EXERCISABILITY      The Administrator will determine the times and conditions
                    for exercise of each Option.

                    Options will become exercisable at such times and in such manner as the Administrator determines and the Option Agreement indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the optionee may exercise any portion of an Option.

                    If the  Administrator  does not specify  otherwise,  Options
                    will  become   exercisable  as  to  25%  per  year  on  each
                    anniversary of the Date of Grant.

                    No portion of an Option that is unexercisable at an optionee's termination of employment will thereafter become exercisable, unless the Option Agreement provides otherwise, either initially or by amendment.

     CHANGE OF      Upon a Change of Control  (as  defined  below),  all Options
     CONTROL        will become fully exercisable,  unless the optionee's Option
                    Agreement provides otherwise. A Change of Control for this purpose means the occurrence of any one or more of the following events after the Company's IPO:

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                                                            Aether Systems, Inc.
                                                      1999 Equity Incentive Plan
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                              (i) sale of all or substantially all of the assets
                              of the Company to one or more individuals, entities, or groups (other than an "Excluded
                              Owner" as defined below);

                              (ii) complete or substantially complete
                              dissolution or liquidation of the Company;

                              (iii) a person, entity, or group (other than an Excluded Owner) acquires or attains ownership of at least 80% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

                              (iv) completion of a merger or consolidation of the Company with or into any other entity (other than an Excluded Owner) unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, retain control because they hold securities that represent immediately after such merger or consolidation more than 20% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent

                              (v) the individuals who constitute the Board immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; or

                              (vi) during any two year period, the individuals who constitute the Board at the beginning of the period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied), provided that any individuals that a majority of Incumbent Directors approve for service on the Board are treated as Incumbent Directors.

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                                                      1999 Equity Incentive Plan
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                    An "Excluded Owner" consists of the Company, any Company
                    Subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities.

                    Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing. The Administrator may determine that a particular optionee's Options will not become fully exercisable as a result of what the Administrator, in its sole discretion, determines is the optionee's insufficient cooperation with the Company with respect to a Change of Control. In addition, the acceleration will not occur if it would prevent use of "pooling of interest" accounting for a reorganization, merger, or consolidation of the Company that the Board approves.

                    The Administrator may allow conditional exercises in advance of the completion of a Change of Control that are then rescinded if no Change of Control occurs.

    SUBSTANTIAL     Upon a Change of Control that is also a Substantial
    CORPORATE       Corporate Change, the Options will become exercisable
    CHANGE          (unless the Change of Control section provides otherwise)
                    and the Plan and any unexercised Options will terminate
                    (after the occurrence of one of the alternatives set forth in the next full paragraph) unless either (i) such termination would prevent use of "pooling of interest" accounting for a reorganization, merger, or consolidation of the Company that the Board approves or (ii) provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Options, or

                              the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer entity, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options will continue in the manner and under the terms so provided.
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                                                      1999 Equity Incentive Plan
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                    If an Option would otherwise terminate under the preceding sentence and the Fair Market Value of the Common Stock as a result of the Substantial Corporate Change exceeds or is likely to exceed the Exercise Price, the Administrator will either provide that optionees will have the right, at such time before the completion of the transaction causing such termination as the Board or the Administrator reasonably designates, to exercise any unexercised portions of the Option, including those portions that the Change of Control will make exercisable or cause the Company, or agree to allow the successor, to cancel each Option after payment to the optionee of an amount in cash, cash equivalents, or successor equity interests substantially equal to the Fair Market Value under the transaction minus the Exercise Price for the shares covered by the Option (and, where the Board or Administrator determines it is appropriate, any required tax withholdings).

                    The Administrator may allow conditional exercises in advance of the completion of a Substantial Corporate Change that are then rescinded if no Substantial Corporate Change occurs.

                    The Board or other Administrator may take any actions described in the Substantial Corporate Changes section, without any requirement to seek optionee consent.

                    A Substantial Corporate Change means any of the following events:

                              a sale as described in clause (i) under Change of Control,

                              a dissolution or liquidation as described in clause (ii),

                              an ownership change as described in clause (iii), but with the percentage ownership increased to 100%

                              merger, consolidation, or reorganization of the Company with one or more corporations or other entities in which the Company is not the surviving entity, or

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                                                            Aether Systems, Inc.
                                                      1999 Equity Incentive Plan
                                                                  Page 7 of 17
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                              any other transaction (including a merger or
                              reorganization in which the Company survives) approved by the Board that results in any person or entity (other than an Excluded Owner) owning 100% of Company Voting Securities.

LIMITATION ON       An Option granted to an employee will be an ISO only to the
ISOS                extent that the aggregate Fair Market Value (determined at the Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section 422(d)), does not exceed $100,000.
                    This limitation applies to Options in the order in which such Options were granted. If, by design or operation, the Option exceeds this limit, the excess will be treated as an NQSO.

METHOD OF           To exercise any exercisable portion of an Option, the
EXERCISE            optionee must:

                           Deliver notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed or otherwise authenticated by the optionee, and specifying the number of shares of Common Stock underlying the portion of the Option the optionee is exercising;

                           Pay the  full  Exercise  Price  by cash or a
                           cashier's or certified  check for the shares
                           of Common  Stock  with  respect to which the
                           Option  is  being   exercised,   unless  the
                           Administrator consents to another form of payment (which could include loans from the Company or the use of Common Stock); and

                           Deliver    to   the    Administrator    such
                           representations   and   documents   as   the
                           Administrator, in its sole discretion, may consider necessary or advisable.

                    After an IPO, payment in full of the Exercise Price need not accompany the written notice of exercise if the exercise complies with a previously-approved cashless exercise method, including, for example, that the notice directs that the stock certificates (or other indicia of ownership) for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates (or other indicia) are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price and any required withholding taxes.


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                                                            Aether Systems, Inc.
                                                      1999 Equity Incentive Plan
                                                                   Page 8 of 17
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                    If the Administrator agrees to allow an optionee to pay
                    through tendering shares of Common Stock to the Company, the individual can only tender stock he has held for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise, or, after an IPO, by having a broker tender to the Company cash equal to the exercise price and any withholding taxes.

OPTION              No one may exercise an Option more than ten years after its
EXPIRATION          Date of Grant (or five years for ISOs granted to 10% owners covered by Code Sections 422(b)(6) and 424(d)). Unless the
                    Option Agreement provides otherwise, either initially or by amendment, no one may exercise an Option after the first to occur of:

          EMPLOYMENT          The 90th day after the date of termination of
          TERMINATION         employment (other than for death or Disability),
                              where termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason. The
                              Administrator may provide that Options terminate immediately upon termination of employment for "cause" under an employee's employment or consultant's services agreement or under another definition specified in the Option Agreement.
                              Unless the Option Agreement provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment.

         GROSS MISCONDUCT     For the Company's termination of the optionee's
                              employment as a result of the optionee's Gross
                              Misconduct, the time of such termination. For purposes of this Plan, "Gross Misconduct" means the optionee has committed fraud, misappropriation, embezzlement, or willful misconduct that has resulted or is likely to result in material harm to the Company;

                              committed or been indicted for or convicted of, or pled guilty or no contest to, any misdemeanor

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                                                      1999 Equity Incentive Plan
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                              (other than for minor infractions or traffic
                              violations) involving fraud, breach of trust, misappropriation, or other similar activity, or any felony; or committed an act of gross negligence or otherwise acted with willful disregard for the Company's best interests in a manner that has resulted or is likely to result in material harm to the Company.

                         If the optionee has a written employment agreement in effect at the time of his termination that specifies "cause" for termination, "Gross Misconduct" for purposes of his termination will refer to "cause" under the employment agreement, rather than to the foregoing definition.


     DISABILITY         For disability, the earlier of (i) the first anniversary
                        of the optionee's termination of employment for disability and (ii) 60 days after the optionee no longer has a disability, where "disability" means the inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months; or


     DEATH              The date 12 months after the optionee's death.


                    If exercise is permitted after termination of employment, the Option will nevertheless expire as of the date that the former service provider violates any covenant not to compete or other post-employment covenant in effect between the Company and the former service provider. In addition, an optionee who exercises an Option more than 90 days after termination of employment with the Company and/or Eligible Subsidiaries will only receive ISO treatment to the extent the law permits, and becoming or remaining an employee of another related company (that is not an Eligible Subsidiary) or an independent contractor will not prevent loss of ISO status because of the formal termination of employment.

                    Nothing in this Plan extends the term of an Option beyond
                    the tenth anniversary of its Date of Grant, nor does
                    anything in this Option Expiration section make an Option
                    exercisable that has not otherwise become exercisable,
                    unless the Administrator specifies otherwise.
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                                                            Aether Systems, Inc.
                                                      1999 Equity Incentive Plan
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 OPTION             Option Agreements (which could be certificates) will set
 AGREEMENT          forth the terms of each Option and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the agreement is inconsistent with the Plan, the Plan will govern. The Option Agreements may contain special rules.

PUT AND CALL        The  Administrator may provide in Option Agreements that the
RIGHTS              Company   has  the  right  (or   obligation)   to   purchase
                    outstanding  Options, or the shares received from exercising
                    an   Option,   under   certain   circumstances,    including
                    termination of employment for any reason or death and may provide for rights of first refusal. The Administrator may distinguish between unexercisable and exercisable Options.

STOCK SUBJECT       Except  as  adjusted  below  under  Corporate  Changes,
TO PLAN
                         the aggregate number of shares of Common Stock that may be subject to outstanding Options may not exceed 20% of the shares of Common Stock issued and outstanding as of the date on which the Administrator seeks to make an additional grant (provided that a decrease in shares outstanding will not invalidate any previously issued Option), the maximum number of shares that may be granted under Options for a single individual in a calendar year may not exceed 10% of the shares of Common Stock outstanding at the closing of the IPO, and the aggregate number of shares of Common Stock that may be issued under ISOs may not exceed 3,000,000.

                    The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market or holds as treasury shares. If any Option expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Option will again be available for the granting of new Options (but will be counted against that calendar year's limit for a given individual).
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                                                      1999 Equity Incentive Plan
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                    No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

                    The optionee will have no rights of a stockholder with respect to the shares of stock subject to an Option except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Option.

                    The Company will not issue fractional shares pursuant to the exercise of an Option, unless the Administrator determines otherwise, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

 PERSON WHO         During the optionee's  lifetime and except as provided under
 MAY EXERCISE       Transfers,  Assignments,  and Pledges,  only the optionee or his duly appointed  guardian or personal  representative may
                    exercise  the  Options.   After  his  death,   his  personal
                    representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Option. If someone other than the original recipient seeks to exercise any portion of an Option, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise the Option.

ADJUSTMENTS         Subject to any  required  action by the Company  (which it
UPON CHANGES        agrees to promptly take) or its stockholders, and subject
IN CAPITAL          to the provisions of applicable  corporate  law, if, after
STOCK               the Date of Grant of an Option,

                         the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration (excluding, unless the Administrator determines otherwise, stock repurchases), the Administrator must make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Option, so that the proportionate interest of the optionee immediately following such event will, to the extent practicable, be the same as immediately before such event. (This adjustment does not apply to Common Stock

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                                                     1999 Equity Incentive Plan
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                    that the optionee has already purchased.) Unless the
                    Administrator determines another method would be appropriate, any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but will include a corresponding proportionate adjustment in the Option's Exercise Price. The Board or other Administrator may take any actions described in the Adjustments upon Changes in Capital Stock section without any requirement to seek optionee consent.

                    The Administrator will make a commensurate change to the maximum number and kind of shares provided in the Stock Subject to Plan section.

                    All references to numbers of shares of Common Stock in the Plan and in any Option grants made on or before the IPO Effective Date assume the IPO is or will be completed and thus relate to post-IPO numbers of shares.

                    Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Option or the Exercise Price except as this Adjustments section specifically provides. The grant of an Option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

SUBSIDIARY          Employees  of  Company  Subsidiaries  will  be  entitled  to
EMPLOYEES           participate in the Plan,  except as otherwise  designated by the Board of Directors or the Administrator.

                    Eligible    Subsidiary   means   each   of   the   Company's
                    Subsidiaries, except as the Administrator otherwise specifies. For ISO grants, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an Option is granted to a Participant under the Plan, each corporation (other than the last corporation in the unbroken

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                                                            Aether Systems, Inc.
                                                      1999 Equity Incentive Plan
                    chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in another
                    corporation  in  such  chain.  For  ISOs,   Subsidiary  also
                    includes a single-member limited liability company included within the chain described in the preceding sentence. The Board or the Administrator may use a different definition of Subsidiary for NQSOs.

LEGAL               The Company  will not issue any shares of Common Stock under
COMPLIANCE          an  Option  until all  applicable  requirements  imposed  by
                    Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

                    The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Options may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Options will be treated as amended to the extent necessary to conform to such laws, rules, and regulations.

PURCHASE FOR        Unless a registration statement under the Securities Act
INVESTMENT AND      covers the share of Common Stock an optionee receives upon
OTHER               exercising his Option, the Administrator may require, at the
RESTRICTIONS        time of such exercise, that the optionee agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Option are registered under the Securities Act. Unless the shares are registered under the Securities Act, the optionee must acknowledge:

                          that the shares purchased on exercise of the Option are not so registered,

                          that the optionee may not sell or otherwise transfer the shares unless such sale or transfer complies with all applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations, and either

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                                                            Aether Systems, Inc.
                                                      1999 Equity Incentive Plan
                              the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act.

                    Additionally, the Common Stock, when issued upon the exercise of an Option, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Option Agreements, or the Company's articles or certificate of incorporation, by-laws, or generally applicable stockholders' agreements.

                    The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop- transfer orders to transfer agents and registrars.

TAX WITHHOLDING     The optionee must satisfy all applicable Federal, state, and local income and  employment  tax  withholding  requirements before  the  Company  will  deliver  stock  certificates  or otherwise  recognize  ownership  upon  the  exercise  of  an
                    Option.  The Company  may decide to satisfy the  withholding obligations  through  additional  withholding  on  salary or wages. If the Company does not or cannot withhold from other compensation,  the  optionee  must pay the  Company,  with a cashier's  check or certified  check,  the full amounts,  if
                    any,  required  for  withholding.   Payment  of  withholding
                    obligations is due at the same time as is payment of the Exercise Price. If the Administrator so determines, the optionee may instead satisfy the withholding obligations by directing the Company to retain shares from the Option exercise, by tendering previously owned shares, or by attesting to his ownership of shares (with the distribution of net shares), or, after an IPO, by having a broker tender to the Company cash equal to the withholding taxes.

TRANSFERS,          Unless the  Administrator  otherwise  approves in advance in
ASSIGNMENTS,        writing for estate planning or other purposes, an Option may
AND PLEDGES         not be assigned, pledged or otherwise transferred in any
                    way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the optionee to any person, except by will or by operation of applicable laws of descent and distribution. If necessary to comply with Rule 16b-3, the optionee may not transfer or pledge shares of Common Stock acquired upon exercise of an Option until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing. The Administrator may, in its discretion, expressly provide that an optionee may transfer his Option, without receiving consideration, to

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                                                            Aether Systems, Inc.
                                                      1999 Equity Incentive Plan

                   (i)   members   of   his   immediate    family    (children,
                    grandchildren, or spouse), (ii) trusts for the benefit of such family members, or (iii) partnerships whose only partners are such family members.

AMENDMENT OR        The Board may amend, suspend, or terminate the Plan at any
TERMINATION         time, without the consent of the optionees or their
OF PLAN AND         beneficiaries; provided, however, that such actions are
OPTIONS             consistent with this section. Except as required by law or by the SUBSTANTIAL CORPORATE CHANGES section, the Administrator may not, without the optionee's or beneficiary's consent, modify the terms and conditions of an Option so as to materially adversely affect the optionee. No amendment, suspension, or termination of the Plan will, without the optionee's or beneficiary's consent, terminate or materially adversely affect any right or obligations under any outstanding Options, except as provided in the SUBSTANTIAL CORPORATE CHANGES Section.

PRIVILEGES OF      No optionee and no  beneficiary  or other  person  claiming
STOCK              under or through such optionee  will have any right,  title,
OWNERSHIP          or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, already issued to such optionee.

EFFECT ON          Whether  exercising  an Option causes the optionee to accrue
OTHER PLANS        or receive  additional  benefits  under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON     Notwithstanding   any  other  provisions  of  the  Plan,  no
LIABILITY          individual acting as a director, officer, other employee, or agent of the Company will be liable to any optionee, former optionee, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT      Nothing contained in this Plan constitutes an employment
CONTRACT           contract between the Company and the optionees. The Plan
                   does not give any optionee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to end the optionee's employment or other relationship with the Company.

________________________________________________________________________________
                                                            Aether Systems, Inc.
                                                      1999 Equity Incentive Plan

APPLICABLE LAW    The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation.

DURATION OF       Unless the Board extends the Plan's term, the Administrator
PLAN              may not grant Options after  September 20, 2009. The Plan
                  will then terminate but will continue to govern unexercised and unexpired Options.

APPROVAL OF       The Plan must be submitted to Company stockholders for their
THE PLAN           approval  within 12 months  before or after the Board adopts the Plan to qualify any Options designated as ISOs for treatment as such. If the stockholders do not so approve the Plan, the Plan and any outstanding ISOs will be treated as void and of no effect.


























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                                                            Aether Systems, Inc.
                                                      1999 Equity Incentive Plan
                                                                  Page 17 of 17